UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2016 (January 27, 2016)

Two Harbors Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 36th Floor New York, NY 10022
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (612) 629-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events.

On January 27, 2016, the Board of Directors of Two Harbors Investment Corp. (the “Company”) authorized the repurchase of an additional 50 million shares of the Company's common stock pursuant to its ongoing share repurchase program. A copy of the press release, dated February 2, 2016, announcing the additional authorization is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for any other purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 8.01 of this Current Report, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing of the registrant under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the registrant specifically states that the information or exhibit in this particular Current Report is incorporated by reference).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Two Harbors Investment Corp., dated February 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ REBECCA B. SANDBERG
Rebecca B. Sandberg
General Counsel and Secretary

Date: February 2, 2016

Exhibit Index

Exhibit No.	Description	Filing Method

99.1	Press Release of Two Harbors Investment Corp., dated February 2, 2016.	Electronically